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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements of Mercantile Bank Corporation on Form S-8 (Registration Nos. 333-52620, 333-91434, 333-99853 and 333-103242) and Form S-3 (Registration Nos.
333-59154, 333-103376, 333- 108929, and 333-107814) of our report dated January
22, 2004 on the 2003 consolidated financial statements of Mercantile Bank Corporation, which report is included in the 2003 Annual Report on Form 10-K of Mercantile Bank Corporation for the year ended December 31, 2003.



                                       /s/ Crowe Chizek and Company LLC
                                       --------------------------------
                                       Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 5, 2004